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                                                                   EXHIBIT 10.47

                          CADENCE DESIGN SYSTEMS, INC.

                     1997 NONSTATUTORY STOCK INCENTIVE PLAN

         1.       PURPOSES OF THE PLAN.

                  (a) Amendment and Restatement. The Plan initially was established as the 1997 Non-Statutory Stock Option Plan and most recently was amended effective as of November 1, 2000. The Plan hereby is amended and restated in its entirety, effective upon adoption.

                  (b) Specific Purposes. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants (as such terms are defined below) of the Company and its Affiliates, and to promote the success of the Company's business.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

                  (a) "AFFILIATE" shall mean any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

                  (b) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

                  (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

                  (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

                  (f) "COMMON STOCK" shall mean the Common Stock of the Company.

                  (g) "COMPANY" shall mean CADENCE DESIGN SYSTEMS, INC., a Delaware corporation.

                  (h) "CONSULTANT" shall mean any consultants, independent contractors or advisers to the Company or an Affiliate (provided that such persons render bona fide services not in connection with the offering and sale of securities in capital raising transactions).

                  (i) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service to the Company or an Affiliate, whether as

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an Employee or Consultant. The Board or the Chief Executive Officer of the
Company may determine, in that party's sole discretion, whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

                  (j) "EMPLOYEE" shall mean any person employed by the Company or by any Affiliate.

                  (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (l) "INCENTIVE STOCK" means shares of Common Stock granted to a Participant pursuant to Section 10 hereof.

                  (m) "INCENTIVE STOCK AGREEMENT" means a written agreement between the Company and a holder of an award of Incentive Stock evidencing the terms and conditions of an individual Incentive Stock grant. Each Incentive Stock Agreement shall be subject to the terms and conditions of the Plan.

                  (n) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                  (o) "OPTION" shall mean a nonstatutory stock option granted pursuant to the Plan.

                  (p) "OPTION AGREEMENT" shall mean a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

                  (q) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

                  (r) "PARTICIPANT" shall mean an Employee or Consultant who receives a Stock Award.

                  (s) "PLAN" shall mean this 1997 Nonstatutory Stock Incentive Plan.

                  (t) "SHARE" shall mean a share of Common Stock, as adjusted in accordance with Section 12 of the Plan.

                  (u) "STOCK AWARD" shall mean any right granted under the Plan, including an Option or Incentive Stock.

         3.       STOCK SUBJECT TO THE PLAN. Subject to the provisions of
Section 12 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to the Plan is thirty million (30,000,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If a Stock Award should expire, become unexercisable or otherwise

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terminate for any reason without having vested or been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4.       ADMINISTRATION OF THE PLAN.

                  (a) Procedure. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. In such event, any references in the Plan to the Board of Directors shall be deemed to refer to the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Stock Awards to all Employees and Consultants or any portion or class thereof.

                  (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have such authority with regard to the Plan and the Stock Awards as determined by the Board of Directors, including the authority, in its discretion: (i) to grant Stock Awards under the Plan; (ii) to determine, upon review of relevant information and in accordance with Section 8(c) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Stock Awards shall be granted and the number of Shares to be represented by each Stock Award, provided that no Stock Awards may be granted to persons who are neither Employees nor Consultants; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Stock Award granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Stock Award; (viii) to accelerate or defer (the latter with the consent of the Participant) the exercise date and vesting of any Stock Award; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Stock Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Participants and any other holders of any Stock Awards granted under the Plan.

         5. ELIGIBILITY. Stock Awards may be granted only to Employees or Consultants as defined in Section 2 hereof. An Employee or Consultant who has been granted a Stock Award may, if he or she is otherwise eligible, be granted an additional Stock Award. Notwithstanding the foregoing, no Employee or Consultant who is an executive officer of the Company within the

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meaning of Section 16 of the Exchange Act, who is a member of the Board of
Directors or who beneficially owns 10% or more of the Company's Common Stock shall be entitled to receive the grant of a Stock Award under the Plan.

                  The Plan shall not confer upon any Participant any right with respect to continuation of employment or consultancy by the Company, nor shall it interfere in any way with the Participant's right or the Company's right to terminate the Participant's employment at any time or the Participant's consultancy pursuant to the terms of the Consultant's agreement with the Company.

         6. TERM OF THE PLAN. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated under Section 16 of the Plan.

         7. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8.       EXERCISE PRICE, CONSIDERATION AND VESTING.

                  (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 100% of the fair market value per Share on the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner which substantially satisfies the provisions of
Section 424(a) of the Code.

                  (b) Fair Market Value. The fair market value shall be determined by the Board in its discretion; provided however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the high and low prices of the Common Stock on the date of grant, as reported on the New York Stock Exchange.

                  (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash or check;
(ii) promissory note (except that payment of the common stock's "par value", as defined in the Delaware General Corporation Law, shall not be made by deferred payment); (iii) other shares of the Common Stock of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, including by delivering to the Company an attestation of ownership of owned and unencumbered shares of the Common Stock of the Company in a form approved by the Company; (iv) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; (v) any combination of such methods of payment; or (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

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                  (d)      Vesting. The total number of Shares subject to an
Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this
Section 8(d) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

         9.       EXERCISE OF OPTION.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

                           An Option may not be exercised for a fraction of a
Share.

                           An Option shall be deemed to be exercised when
written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                           Exercise of an Option in any manner shall result in a
decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                           The Option may, but need not, include a provision
whereby the Participant may elect at any time while an Employee or Consultant (or while an officer or director of the Company) to exercise the Option as to any part or all of the shares subject to the Option, subject to a repurchase right in favor of the Company on such terms as the Board shall establish.

                  (b) Termination of Status as an Employee or Consultant. If a Participant ceases to serve as an Employee or Consultant for any reason other than death or disability, the Participant may, but only within three (3) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such

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termination, or if the Participant does not exercise such Option (which the
Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (c) Death of Participant. In the event of the death of a Participant during the term of the Option who is at the time of his or her death an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or such other period of time as is determined by the Board) following the date of death, by the Participant's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (d) Disability of Participant. In the event of the disability of a Participant during the term of the Option who is at the time of his or her disability an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Participant (or the Participant's legal guardian or conservator) may, but only within twelve (12) months (or such other period of time as is determined by the Board) after the date the Participant ceases to be an Employee or Consultant on account of such disability, exercise the Option to the extent that the Participant was entitled to exercise it at the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or if the Participant does not exercise such Option (which the Participant was entitled to exercise) within the time specified herein, the Option shall terminate.

         10.      INCENTIVE STOCK.

                  (a) General. Incentive Stock is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Board deems appropriate.

                  (b) Incentive Stock Agreement. Each Incentive Stock Agreement shall contain provisions regarding (a) the number of shares of Common Stock subject to such award or a formula for determining such, (b) the purchase price of the shares, if any, and the means of payment for the shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares as may be determined from time to time by the Board,
(e) restrictions on the transferability of the shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Board. Shares of Incentive Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Board may provide.

                  (c) Sales Price. Subject to the requirements of applicable law, the Board shall determine the price, if any, at which shares of Incentive Stock shall be sold or awarded to a

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Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such shares at the date of grant or issuance.

                  (d) Share Vesting. The grant, issuance, retention and/or vesting of shares of Incentive Stock shall be at such time and in such installments as determined by the Board. The Board shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Board.

                  (e) Transferability. Shares of Incentive Stock shall be transferable by the Participant only upon such terms and conditions as are set forth in the Incentive Stock Agreement, as the Board shall determine in its discretion, so long as Incentive Stock awarded under the Incentive Stock Agreement remains subject to the terms of the Incentive Stock Agreement.

                  (f) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of Incentive Stock on account of either financial performance or personal performance evaluations may be reduced by the Board on the basis of such further considerations as the Board shall determine.

         11. TRANSFERABILITY OF STOCK AWARDS. Except as otherwise expressly provided in the terms of the Option Agreement or Incentive Stock Agreement, a Stock Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Stock Award.

         12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. The number of Shares covered by each outstanding Stock Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Stock Award, as well as the price per Share covered by each such outstanding Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Stock Award.

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         For purposes of the Plan, a "Change in Control" shall be deemed to occur upon the consummation of any one of the following events: (a) a sale of all or substantially all of the assets of the Company; (b) a merger or consolidation in which the Company is not the surviving corporation (other than a transaction the principal purpose of which is to change the state of the Company's incorporation or a transaction in which the voting securities of the Company are exchanged for beneficial ownership of at least 50% of the voting securities of the controlling acquiring corporation); (c) a merger or consolidation in which the Company is the surviving corporation and less than 50% of the voting securities of the Company which are outstanding immediately after the consummation of such transaction are beneficially owned, directly or indirectly, by the persons who owned such voting securities immediately prior to such transaction; (d) any transaction or series of related transactions after which any person (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner of voting securities of the Company representing 40% or more of the combined voting power of all of the voting securities of the Company; (e) during any period of two consecutive years, individuals who at the beginning of such period constitute the membership of the Company's Board of Directors ("Incumbent Directors") cease for any reason to have authority to cast at least a majority of the votes which all directors on the Board of Directors are entitled to cast, unless the election, or the nomination for election by the Company's stockholders, of a new director was approved by a vote of at least two-thirds of the votes entitled to be cast by the Incumbent Directors, in which case such director shall also be treated as an Incumbent Director in the future; or (f) the liquidation or dissolution of the Company.

         In the event of a Change in Control, then: (a) any surviving or acquiring corporation shall assume Stock Awards outstanding under the Plan or shall substitute similar awards (including an option to acquire the same consideration paid to stockholders in the transaction described in this Section 12 for those outstanding Options under the Plan), or (b) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar awards for those outstanding under the Plan, (i) with respect to Stock Awards held by persons then performing services as Employees or Consultants, the vesting of such Stock Awards and the time during which such Stock Awards may be exercised shall be accelerated prior to such event and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event, and (ii) with respect to any other Options outstanding under the Plan, such Options shall be terminated if not exercised prior to such event.

         Notwithstanding the foregoing, the Board shall at all times have the complete and sole discretion to accelerate the vesting and exercisability of some or all of the shares of Common Stock subject to any or all of then outstanding Stock Awards granted under the Plan and to establish the date as of which any such Stock Awards shall terminate (and all other terms and conditions relating to such termination.)

         13. TIME OF GRANTING STOCK AWARDS. The date of grant of a Stock Award shall, for all purposes, be the date on which the Board makes the determination granting such Stock Award. Notice of the determination shall be given to each Employee or Consultant to whom a Stock Award is so granted within a reasonable time after the date of such grant.

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         14.      WITHHOLDING. To the extent provided by the terms of an Option
Agreement or Incentive Stock Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

         15. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or other persons as to:

                  (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; or

                  (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Award granted hereunder.

         16.      AMENDMENT AND TERMINATION OF THE PLAN.

                  (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Stock Awards already granted, and such Stock Awards shall remain in full force and effect as if this Plan had not been amended or terminated unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

         17. CONDITIONS UPON ISSUANCE OF SHARES. The Company may require any Participant, or any person to whom a Stock Award is transferred under
Section 11, as a condition of exercising any such Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares upon the exercise of the Stock Award has been registered under a then currently

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effective registration statement under the Securities Act of 1933, as amended, or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Participant to provide such other representations, written assurances or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting a Stock Award to such Participant or permitting the Participant to exercise such Stock Award. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the shares.

         18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         19. AWARD AGREEMENT. Options shall be evidenced by written Option Agreements and Incentive Stock shall be evidenced by written Incentive Stock Agreements in such form or forms as the Board or the Committee shall approve.

         20. EFFECTIVE DATE. The amended and restated Plan shall become effective upon adoption.

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